   As filed with the Securities and Exchange Commission on March 2, 1994

                                                          File No. 33-51629
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                    Form S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                      General Electric Capital Corporation
             (Exact name of registrant as specified in its charter)
       New York                      6159                      13-1500700
    (State or other       (Primary Standard Industrial       (I.R.S. Employer
    Jurisdiction of       Classification Code Number)    Identification Number)
   Incorporation or
     Organization)
                              260 Long Ridge Road,
                          Stamford, Connecticut 06927
                                 (203) 357-4000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                               -----------------
                                BRUCE C. BENNETT
    Associate General Counsel -- Treasury Operations and Assistant Secretary
                              260 Long Ridge Road
                          Stamford, Connecticut 06927
                                 (203) 357-4000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                               -----------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                               -----------------
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/



                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                         Proposed Maximum     Proposed Maximum
      Title of Each Class of             Amount to        Offering Price          Aggregate           Amount of
    Securities to be Registered        be Registered       Per Unit (1)       Offering Price (1)   Registration Fee
- --------------------------------------------------------------------------------------------------------------------
Loan Obligation (2)...............       $55,000,000            100%              $55,000,000           $18,966
====================================================================================================================


(1) No separate consideration will be received for the New Loan Agreement issuable upon exchange of the Old Loan Agreement.

(2) Includes interests in the Loan Obligation offered to bondholders referred to herein.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                      GENERAL ELECTRIC CAPITAL CORPORATION

      Offer to exchange its new $55,000,000 principal amount Loan Obligation, including interests therein, to the California Alternative Energy Source Financing Authority, which has been registered under the Securities Act of 1933, for its old $55,000,000 principal amount Loan Obligation, including interests therein, to the California Alternative Energy Source Financing Authority


                 General  Electric  Capital  Corporation  ("GE Capital"  or the
"Company"), hereby amends its offer (as so amended, the "Exchange Offer"), upon the terms and subject to the conditions set forth in this prospectus (the "Prospectus") and the letter of transmittal previously delivered by the Company (the "Letter of Transmittal"), to exchange its new $55,000,000 principal amount loan obligation (including interests of holders of the Bonds therein), evidenced by a new loan agreement to be dated as of February 1, 1994 between GE Capital and the California Alternative Energy Source Financing Authority (the "Authority") (such new loan agreement, including the interests therein, being referred to herein as the "New Loan Agreement"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement of which this Prospectus is a part, for its old $55,000,000 principal amount loan obligation (including interests of holders of the Bonds therein), evidenced by the loan agreement dated as of September 1, 1993 between GE Capital and the Authority (such old loan agreement, including the interests therein, being referred to herein as the "Old Loan Agreement"). The form and terms of the New Loan Agreement are the same as the form and terms of the Old Loan Agreement except that the New Loan Agreement (including the interests therein) will have been registered under the Securities Act. The Old Loan Agreement and the New Loan Agreement are sometimes referred to herein collectively as the "Loan Agreement." The Loan Agreement provides for a loan to GE Capital of the proceeds of $55,000,000 aggregate principal amount of California Alternative Energy Source Financing Authority Cogeneration Facility Revenue Bonds (General Electric Capital Corporation -- Arroyo Energy Project) 1993 Series A and 1993 Series B due October 1, 2020 (the "Bonds"). The Company and Mercantile-Safe Deposit and Trust Company (the "Loan Agreement Trustee") have entered into an Indenture, dated as of February 1, 1994 (the "Loan Agreement Indenture") relating to the New Loan Agreement. The Bonds were sold by the Authority to the Initial Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) because the Loan Agreement had not been registered as a separate security under the Securities Act. The Initial Purchasers subsequently sold the Bonds to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The objective of the Exchange Offer is to enable the Bonds to be tradeable by the holders thereof without the restrictions described under "THE EXCHANGE OFFER -- Consequences of Failure to Exchange." After the completion of the Exchange Offer, the Bonds may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company or the Authority within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Bonds were acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the Bonds. Each broker-dealer that holds Bonds for its own account after the completion of the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Bonds. By so delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Bonds where such Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 90 days after the Expiration Date (as defined herein), make this Prospectus available to any broker-dealer for use in
connection with  any  such  resale.   See  "Plan  of Distribution."



                 The Bonds were issued pursuant to an Indenture of Trust, dated as of September 1, 1993 (the "Bond Indenture"), between the Authority and
BankAmerica National Trust Company, as trustee (the "Bond Trustee"), for the purpose of (i) extending funds to GE Capital pursuant to the Loan Agreement in order to enable GE Capital to extend funds to Goal Line, L.P., a Delaware limited partnership (the "Partnership"), when and as needed to finance a portion of the costs of acquisition, construction and installation of an electric power production cogeneration facility (the "Project") to be owned by the Partnership and located in Escondido, San Diego County, California, and (ii) paying a portion of costs of issuance of the Bonds. Upon completion of the construction of the Project and the satisfaction of certain conditions precedent,  GE Capital  will become a limited  partner  of  the  Partnership.



           The Exchange Offer shall be made to the Bond Trustee, as assignee of the Authority's rights under the Loan Agreement for the benefit of the
holders of the Bonds and,  solely  with   respect  to  the  interests  in  the
New Loan Agreement, to the beneficial owners of the Bonds. GE Capital will accept for exchange the Old Loan Agreement and the interests therein validly tendered and not withdrawn further prior to 5:30 p.m., New York City time, on March 15, 1994, unless further extended by GE Capital in its sole discretion (the "Expiration Date"). Any tender of the Old Loan Agreement or the interests therein may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." GE Capital has agreed pursuant to the Registration Rights Agreement (as defined herein) to pay the expenses of the Exchange Offer and to indemnify the Initial Purchasers against certain liabilities in connection with the Exchange Offer, including liabilities under the Securities Act.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

The date of this Prospectus is March    , 1994
                                     ---

UNTIL MAY 7, 1994 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS MAY BE REQUIRED TO DELIVER A PROSPECTUS.


                             AVAILABLE INFORMATION

                 GE Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Securities Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of GE Capital securities are listed.

                      DOCUMENTS INCORPORATED BY REFERENCE

                 There is hereby incorporated in this Prospectus by reference GE Capital's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and GE Capital's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 1993, June 26, 1993 and September 25, 1993, heretofore filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

                 All documents filed by GE Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.


                 GE Capital hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel-Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927 (Telephone No. (203) 357-4000). In order to ensure timely delivery of the documents, any request should be made by March 7, 1994.


                                ---------------

                                  INTRODUCTION


                 This Prospectus constitutes a prospectus with respect to the obligation of GE Capital under the Loan Agreement in support of the Bonds. The Loan Agreement provides for a loan to GE Capital of the proceeds of the Bonds. The New Loan Agreement is issued under the Loan Agreement Indenture. See "Description of the Loan Agreement." Capitalized terms not otherwise defined herein shall have the meanings set forth in Appendix A hereof.


                 The proceeds received by GE Capital under the Loan Agreement were used to extend funds to Goal Line, L.P., a Delaware limited partnership (the "Partnership") pursuant to a loan agreement, dated as of September 1, 1993 (the "Partnership Loan Agreement"), between the Partnership and GE Capital to fund a portion of the costs of acquisition, construction and installation of an electric power production cogeneration facility to be located in Escondido, San Diego County, California (the "Project").

                 The Partnership is a special purpose limited partnership formed under the laws of the State of Delaware. The general partner of the Partnership is Arroyo Energy Limited Partnership, a limited partnership formed under the laws of the State of California. Upon completion of the construction of the Project and subject to the satisfaction of certain conditions precedent, GE Capital will be admitted as a limited partner of the Partnership.

                      GENERAL ELECTRIC CAPITAL CORPORATION

                 GE Capital was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, the name of GE Capital was General Electric Credit Corporation. All outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., a Delaware corporation, formerly known as General Electric Financial Services, Inc. ("GE Capital Services"), which is in turn wholly owned by General Electric Company, a New York corporation ("GE Company"). The business of GE Capital (which term, as used hereinafter under the above caption means GE Capital and its consolidated affiliates) originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Substantially all of the products financed by GE Capital are products manufactured by companies other than GE Company.

                 GE Capital operates in four finance industry segments and in a specialty insurance industry segment. GE Capital's financing activities include a full range of leasing, loan and asset management services. GE Capital's specialty insurance activities include providing private mortgage insurance, financial (primarily municipal) guarantee insurance, creditor insurance, reinsurance and, for financing customers, credit life and property and casualty insurance. GE Capital is an equity investor in a retail organization and certain other financial services organizations.

                 Services of GE Capital are offered primarily in the United States, Canada and Europe. Computerized accounting and service centers, located in Connecticut, Ohio, Georgia and England, provide financing offices and other service locations with data processing, accounting, collection, reporting and other administrative support. GE Capital's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number
(203) 357-4000).

                Consolidated Ratio of Earnings to Fixed Charges


                                                                                               Nine Months Ended
                                Year Ended December 31,                                       September 25, 1993
- ----------------------------------------------------------------------------------------    ---------------------
       1988               1989             1990              1991            1992
       ----               ----             ----              ----            ----
       1.30               1.30             1.31              1.34             1.44                  1.66
       ----               ----             ----              ----             ----                  ----


                 For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which GE Capital believes is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

                 The Exchange Offer is intended to satisfy certain of GE Capital's obligations under the Registration Rights Agreement (as defined herein). GE Capital will not receive any cash proceeds from the issuance of the New Loan Agreement offered hereby. In consideration for issuing the New Loan Agreement as contemplated in this Prospectus, GE Capital will receive in exchange the Old Loan Agreement, the form and terms of which are the same as the form and terms of the New Loan Agreement, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer."

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

                 The Old Loan Agreement was executed and delivered in connection with the sale of the Bonds on September 29, 1993 by GE Capital, as obligor thereunder and issuer thereof, and the Authority, as obligee thereunder and holder thereof (which rights as holder, other than rights with respect to certain fees, indemnities and the enforcement of certain covenants, have been assigned to the Bond Trustee for the benefit of the holders of the Bonds). The Bonds were sold by the Authority on September 29, 1993 to The First Boston Corporation, Artemis Capital Group, Inc. and Pryor, McClendon, Counts & Co., Inc. (the "Initial Purchasers"), pursuant to the Bond Purchase Agreement, dated September 29, 1993, among the Initial Purchasers and the Authority (the "Bond Purchase Agreement") in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently sold the Bonds to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Bond
Purchase Agreement, the Initial Purchasers and GE Capital entered into a Registration Rights Agreement, dated as of September 1, 1993 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, GE Capital agreed with the Initial Purchasers to, at its cost, use its best efforts to prepare and cause to become effective on or prior to February 8, 1994 a registration statement with respect to a registered exchange offer to exchange the Old Loan Agreement for the New Loan Agreement, or to obtain a "no-action" letter or opinion of counsel with respect to the resale of the Bonds, in each case to enable, or to confirm that, the Bonds will be tradeable by the holders thereof without the restrictions described under "-- Consequences of Failure to Exchange." Accordingly, upon the effectiveness of the Exchange Offer, GE Capital shall offer (i) the New Loan Agreement to the Bond Trustee, as assignee of the Authority's rights under the Loan Agreement (the "Holder") for the benefit of the holders of the Bonds, in exchange for the Old Loan Agreement, and (ii) interests in the New Loan Agreement to the beneficial owners of the Bonds (the "Bondholders") in exchange for their interests in the Old Loan Agreement, it being the objective of the Exchange Offer to enable each holder of the Bonds to trade the Bonds without any such restrictions, provided that such holder of the Bonds is not an affiliate of GE Capital or the Authority. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy GE Capital's obligations under the Registration Rights Agreement. Following the consummation of the Exchange Offer, the Registration Rights Agreement, other than certain surviving indemnities, will be of no further force and effect.


Terms of the Exchange Offer

                 Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, GE Capital will accept the Old Loan Agreement, validly tendered by the Holder and not withdrawn prior to the Expiration Date, and interests in the Old Loan Agreement, validly tendered by Bondholders and not withdrawn prior to the Exchange Date. GE Capital will issue the New Loan Agreement in exchange for the Old Loan Agreement. The form and terms of the New Loan Agreement are the same as the form and terms of the Old Loan Agreement, except that the New Loan Agreement (including the interests therein) will have been registered under the Securities Act.


                 GE Capital shall be deemed to have accepted the validly tendered Old Loan Agreement when, as and if GE Capital has given oral or written notice thereof to the Holder, and shall be deemed to have accepted validly tendered interests in the Old Loan Agreement upon the delivery of the completed Letter of Transmittal to GE Capital in accordance with the instructions therein. There will be no exchange agent in connection with the Exchange Offer.


                 The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Bonds may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third-parties, the Company believes that, after the completion of the Exchange Offer, the Bonds may be offered for sale, resold and otherwise transferred by any holder of such Bonds (other than any such holder which is an "affiliate" of the Company or the Authority within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Bonds were acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Bonds. Any holder who plans to participate in a distribution of the Bonds cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that holds Bonds for its own account, where such Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Bonds. See "Plan of Distribution."


                 The Holder and the Bondholders will not be required to pay brokerage commissions, fees or transfer taxes with respect to the exchange of the Old Loan Agreement (including the interests therein) pursuant to the Exchange Offer. GE Capital will pay all charges and expenses in connection with the Exchange Offer. See "-- Fees and Expenses."

Bondholder Acknowledgments


                 Each Bondholder will certify in the Letter of Transmittal that it is not an "affiliate" of the Company or the Authority within the meaning of Rule 405 under the Securities Act and that it acquired the Bonds in the ordinary course of such Bondholder's business and that such Bondholder has no arrangement with any person to participate in a distribution of such Bonds. Each Bondholder which is a broker-dealer holding Bonds for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Bonds. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Bonds where such Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 90 days after the Expiration Date, make this Prospectus available to any broker-dealer for use in connection with any such resale.


Expiration Date; Extensions; Amendments


                 GE Capital has extended the Exchange Offer to 5:30 p.m., New York City time, on March 15, 1994, (as so amended, the "Expiration Date," unless GE Capital, in its sole discretion, further extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). In order to further extend the Exchange Offer, GE Capital will notify the Holder and the Bondholders of any extension by oral or written notice, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. PP

                 GE Capital reserves the right, in its sole discretion, (i) to delay accepting the Old Loan Agreement, (ii) to further extend the Exchange Offer, (iii) if any of the conditions set forth below under trustee"-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Holder and the Bondholders, or (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by GE Capital to constitute a material change, GE Capital will promptly disclose such amendments by means of a prospectus supplement that will be delivered to the Holder and the Bondholders, and GE Capital will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the Holder and the Bondholders, if the Exchange Offer would otherwise expire during such five to ten business day period. The Exchange Offer has been extended by GE Capital to 5:30 p.m., New York City time, on March 15, 1994. The purpose of the extension is to enable GE Capital to qualify the Loan Agreement Indenture with the Commission.


Procedures for Tendering


                 Only  the  Holder  may  tender  the Old Loan  Agreement  in the
Exchange  Offer;  Bondholders  may  tender  their  interests  in  the  Old  Loan
Agreement in the Exchange Offer. To tender the Old Loan Agreement in the Exchange Offer, the Holder must complete, sign and date a Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal, together with the Old Loan Agreement, to GE Capital at the address set forth therein, or such other address as agreed to by GE Capital, for receipt prior to the Expiration Date. The Holder validly tendered the Old Loan Agreement in the Exchange Offer on February 8, 1994, and has not withdrawn its tender. To tender an interest in the Old Loan Agreement, a Bondholder must complete, sign and date a Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal to GE Capital at the address set forth therein, or such other address as agreed to by GE Capital, for receipt prior to the Expiration Date. It is not necessary for a Bondholder to include any additional document or instrument with its Letter of Transmittal.


                 The tender by the Holder or a Bondholder, as the case may be, will constitute an agreement between the Holder or such Bondholder and GE Capital in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.



                 Letters of Transmittal previously delivered by the Holder and Bondholders continue to be valid, and new Letters of Transmittal reflecting the extension of the Exchange Offer will not be prepared. Valid tenders of the Old Loan Agreement by the Holder and the interests therein by Bondholders pursuant to the Exchange Offer prior to the date hereof continue to be valid, and no further actions are required to be taken by the Holder or Bondholders, as the case may be, with respect thereto.

                 All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Old Loan Agreement or any interest therein will be determined by GE Capital in its sole discretion, which determination will be final and binding. GE Capital reserves the right to waive any defects, irregularities or conditions of tender. GE Capital's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with the tender of the Old Loan Agreement or any interest therein must be cured within such time as GE Capital shall determine. Although GE Capital intends to notify the Holder or a Bondholder, as the case may be, of defects or irregularities with respect to the tender, neither GE Capital nor any other person shall incur any liability for failure to give such notification. The tender of the Old Loan Agreement or any interest therein will not be deemed to have been made until such defects or irregularities have been cured or waived.

Withdrawal of Tender

                 Except as otherwise provided herein, the tender of the Old Loan Agreement or any interest therein may be withdrawn at any time prior to the Expiration Date or, if the tendered Old Loan Agreement or such interest has not yet been accepted for exchange, after the expiration of forty business days from the commencement of the Exchange Offer.

                 To withdraw the tender of the Old Loan Agreement or any interest therein, a written notice of withdrawal must be received by GE Capital at its address set forth in the Letter of Transmittal prior to the Expiration Date. Any such notice of withdrawal must be signed by the Holder or Bondholder, as the case may be, in the same manner as the original signature on the Letter of Transmittal by which the Old Loan Agreement or such interest was tendered. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by GE Capital in its sole discretion, which determination shall be final and binding on all parties. The Old Loan Agreement or such interest so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and the New Loan Agreement or such interest will not be issued with respect thereto unless the Old Loan Agreement or such interest so withdrawn is validly re-tendered. A properly withdrawn Old Loan Agreement or any interest therein may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

Conditions of the Exchange Offer

                 Notwithstanding any other term of the Exchange Offer, GE Capital shall not be required to accept for exchange, or exchange, the Old Loan Agreement or any interest therein for the New Loan Agreement or any interest therein, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Loan Agreement or any interest therein, if:

                 (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to GE Capital which, in the sole judgment of GE Capital, might materially impair the ability of GE Capital to proceed with the Exchange Offer or to accomplish the objective of the Exchange Offer as described under "THE EXCHANGE OFFER -- Purpose and Effect of Exchange Offer"; or

                 (b) any law, statute, rule or regulation or applicable interpretation of the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of GE Capital, might materially impair the ability of GE Capital to proceed with the Exchange Offer or to accomplish the objective of the Exchange Offer as described under "THE EXCHANGE OFFER -- Purpose and Effect of Exchange Offer".

                 If GE Capital determines in its sole discretion that any of the conditions are not satisfied, GE Capital may (i) refuse to accept the Old Loan Agreement and any interest therein and return the Old Loan Agreement to the Holder and any interests therein to Bondholders, (ii) extend the Exchange Offer and retain the Old Loan Agreement and any interest therein tendered prior to the Expiration Date, subject, however, to the rights of the Holder to withdraw the Old Loan Agreement or of Bondholders to withdraw interests therein, as the case may be (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept a validly tendered Old Loan Agreement and any interests therein which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, GE Capital will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the Holder and Bondholders, and GE Capital will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the Holder and Bondholders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Fees and Expenses

                 The expenses of soliciting the tender will be borne by GE Capital. The solicitation is being made by mail; however, the solicitation may also be made by telecopy, telephone or in person by officers and regular employees of GE Capital and its affiliates.

                 GE Capital has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer.

                 The cash expenses to be incurred in connection with the Exchange Offer will be paid by GE Capital and are estimated in the aggregate to be approximately $125,000. Such expenses include legal fees and printing costs, among others. No transfer taxes are applicable to the exchange of the Old Loan Agreement or any interest therein pursuant to the Exchange Offer.

Consequences of Failure to Exchange

                 If the Holder does not exchange the Old Loan Agreement, then the Loan Agreement will remain a restricted separate security, and the Bonds will also remain restricted securities, within the meaning of Rule 144 of the Securities Act. If a Bondholder does not exchange its interest in the Old Loan Agreement, then such Bondholder's Bonds will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, in either such case the restricted Bonds would be able to be resold only (i) to the Authority or GE Capital, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the restricted Bonds are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of the restricted Bonds of $500,000 or (vi) pursuant to any other available exemption from the registration requirements of the
Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control.

                 In addition,  if the Holder does not  validly  exchange the Old
Loan Agreement, the Interest  Rate Periods  of the  Bonds   may be  affected  as
follows.  The  term of the  Bonds  is  divided  into consecutive  Interest  Rate
Periods, during which the Bonds will bear interest at a Weekly Interest Rate or a Term Interest Rate. The first Interest Rate Period for each Series of Bonds was a Weekly Interest Rate Period to and including October 5, 1993. From October 6, 1993 to and including February 28, 1994 the Bonds will bear interest at Weekly Interest Rates and thereafter the Bonds will, at the direction of GE Capital, bear interest at Weekly Interest Rates or Term Interest Rates. However, if GE Capital has not notified the Bond Trustee on or prior to February 8, 1994 that GE Capital has commenced the Exchange Offer or obtained a "no-action" letter or opinion of counsel as required by the Registration Rights Agreement, the Interest Rate Period with respect to all Bonds shall be a Term Interest Rate Period for the period of time remaining
to  the  maturity  of  the  Bonds,  the  effective  date   of  which  shall  be
March 1, 1994, and the Bonds shall bear interest at a Term Interest Rate determined no later than March 1, 1994. GE Capital delivered such notice to the Bond Trustee on February 8, 1994.


Accounting Treatment

                 The loan evidenced by the New Loan Agreement will be recorded at the same carrying value as the loan evidenced by the Old Loan Agreement, which is face value plus any accrued but unpaid interest, as reflected in GE Capital's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by GE Capital for accounting purposes upon consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by GE Capital over the term of the loan evidenced by the New Loan Agreement in accordance with generally accepted accounting principles.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

                 The following sets forth certain anticipated federal income tax consequences of the Exchange Offer. It is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. No ruling has been or will be requested by GE Capital from the Internal Revenue Service on any tax matters relating to the New Loan Agreement. The Holder and the holders of the Bonds should consult their own tax advisors concerning the federal income tax
consequences   of  the  Exchange   Offer  in  the  light  of  their   particular
circumstances.

                 The exchange of the Old Loan Agreement for the New Loan Agreement pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Loan Agreement should not be considered to differ materially in kind or extent from the Old Loan Agreement. Rather, the New Loan Agreement received by the Holder should be treated as a continuation of the Old Loan Agreement in the hands of the Holder. As a result, there should be no federal income tax consequences to the Holder exchanging the Old Loan Agreement for the New Loan Agreement pursuant to the Exchange Offer. Furthermore, holders of the Bonds should not have any federal income tax consequences arising from the exchange of the Old Loan Agreement for the New Loan Agreement by the Holder and, in particular, the holders of the Bonds should not be considered to have exchanged their Bonds for new obligations differing materially in kind or extent from the Bonds for federal income tax purposes.

                       DESCRIPTION OF THE LOAN AGREEMENT

General

                 The Loan Agreement provides for a loan to GE Capital of the proceeds of the Bonds.


                 The Loan Agreement will remain in full force and effect from the date thereof and shall continue in effect so long as any of the Bonds are outstanding or the Bond Trustee holds any moneys under the Bond Indenture,
whichever  is  later.  GE Capital's   obligations   under  the  Loan  Agreement
relating to the tax status of the Bonds, indemnification and expense reimbursement shall survive the payment of the Bonds. The New Loan Agreement is issued under the Loan Agreement Indenture. The following summaries of certain provisions of the Loan Agreement Indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Loan Agreement Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.



                 The Loan Agreement Indenture does not contain any provisions that limit the ability of GE Capital to incur indebtedness or that afford the Holder or Bondholders protection in the event that GE Company, as sole stockholder of GE Capital, causes GE Capital to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.


Payment Obligations Under the Loan Agreement

                 GE Capital shall pay or cause to be paid to the Bond Trustee such amounts as shall be necessary to pay the principal (whether at maturity or upon redemption or acceleration) of, and premium, if any, and interest on the Bonds, and the purchase price of Bonds tendered for purchase (to the extent that such price exceeds the proceeds of the remarketing of such Bonds), at such times as the same shall become due and payable. Each such payment shall at all times be sufficient to pay the total amount of interest, principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds, or the purchase price thereof on the dates of payment provided in the Bond Indenture.


                 The obligations of GE Capital to make the payments under the Loan Agreement and to perform and observe the other agreements contained in the Loan Agreement are absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim that GE Capital might otherwise have against the Authority or the Partnership, and are not contingent upon the receipt by GE Capital of any payments from the Partnership under the Partnership Loan Agreement. The exchange of the Old Loan Agreement for the New Loan Agreement will not affect the validity of the Loan Agreement or the nature of GE Capital's obligations thereunder.


                 The Authority's rights and benefits under the Loan Agreement (except for the rights of the Authority to receive certain payments relating to indemnification and attorneys' fees and expenses and the Authority's right to enforce certain covenants made by GE Capital for the benefit of the Authority) are assigned to the Bond Trustee as security for the Bonds and to provide a source of payment for the interest and principal owing by the Authority to the holders of the Bonds pursuant to the terms of the Bond Indenture.


Certain Covenants of GE Capital

                 During the term of the Loan Agreement, GE Capital covenants, among other things, as follows:

                 Inducement Agreement. GE Capital has caused to be executed and delivered to the Authority simultaneously with the Loan Agreement an Inducement Agreement between the Partnership and the Authority. (See "DESCRIPTION OF THE INDUCEMENT AGREEMENT" herein). GE Capital has agreed that, if at any time GE Capital becomes, directly or indirectly, the owner of the Project such that the Partnership no longer owns the Project, GE Capital will comply with all of the covenants contained in the Inducement Agreement.

                 Maintenance of Tax-Exempt Status. GE Capital has covenanted and agreed that it has not taken or permitted to be taken and will not take or, to the extent within its control, permit to be taken any action, which would cause the interest on any Bonds not to be Tax-Exempt to the holders thereof (except for any Bond held by a "substantial user" of the Project or a "related person" to such "substantial user," as such terms are defined in Section 147 of the
Code). GE Capital has further covenanted and agreed to comply with each of the undertakings required of GE Capital in the Tax Certificate.

                 Sale of Assets; Merger. GE Capital has agreed not to dissolve or dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it, except that GE Capital may combine, consolidate with, or merge into a person legally existing under the laws of any State of the United States, or permit one or more persons to consolidate with or merge into, or sell or transfer to another person all or substantially all of its assets and thereafter to dissolve if (i) the surviving, resulting or transferee person is GE Capital or assumes all of GE Capital's obligations under the Loan Agreement, (ii) the surviving, resulting or transferee person is a person qualified to do business in California, (iii) the surviving, resulting or transferee person shall not be in default under the Loan Agreement immediately after such consolidation, merger, sale or transfer, and (iv) the credit rating on the Bonds shall be at a level of Moody's "Baa3" or S&P "BBB-" (or equivalent) or higher immediately after the effective date of such consolidation, merger, sale or transfer.


                 Financial  Statements.  GE Capital  has agreed to submit to the
Bond Trustee and the  Authority   audited   annual   financial  statements of GE
Capital within 120 days after the close of its fiscal year.


                 Registration Rights Agreement. GE Capital has agreed to use its best efforts to effect the registered exchange offer or to obtain the "no-action" letter or opinion of counsel described under "The Exchange Offer -- Purpose and Effect of the Exchange Offer."


Modification of the Loan Agreement Indenture

                 The Loan Agreement Indenture contains provisions permitting GE Capital and the Loan Agreement Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the securities issued thereunder (with the Holder and the Bondholders voting together as a single class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Loan Agreement Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the securities issued thereunder, provided that no such supplemental indenture shall, among other things (i) change the character of the obligation under the Loan Agreement from being payable as provided therein or reduce the principal amount thereof, without the consent of the holder of each security so affected, (ii) make the principal or interest on the obligation under the Loan Agreement payable in any currency other than U.S.
dollars,  without  the  consent  of  the holder of each security so effected or
(iii) reduce the aforesaid percentage of such securities, the consent of the holders of which is required for any supplemental indenture, without the consent of the holder of each such security so affected.

Events of Default and Remedies

                 Events of Default. The following are Events of Default under the Loan Agreement:


                      (i) failure by GE Capital to pay when due any amount under the Loan Agreement which failure causes an Event of Default under the Bond Indenture; or



                     (ii) failure by GE Capital, for any reason other than Force Majeure, to observe and perform any covenant, condition or agreement on the part of GE Capital required to be observed or performed pursuant to the terms of the Loan Agreement, other than the making of payments referred to in (i) above, which continues for a period of 60 days after written notice thereof to GE Capital is given by the Authority or the Bond Trustee, unless the Authority may agree in writing to an extension of such time; provided, that if the failure stated in such notice cannot be corrected within such period, the Authority will not unreasonably withhold its consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or


                    (iii) the occurrence of an "Event of Default" of the Partnership under and as defined in the Inducement Agreement; or

                     (iv) an Act of Bankruptcy of GE Capital.

                 Remedies. Upon the occurrence and continuance of an Event of Default under the Loan Agreement:


                     (i) the Bond Trustee shall declare, by written notice, the unpaid amount payable under the Loan Agreement to be immediately due and payable, whereupon such amount shall become immediately due and payable, if concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared due and payable; or



                     (ii) the Bond Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of GE Capital, except that such remedy shall not be available (unless ordered by a court) in the case of an Event of Default described in clause
         (iii) below; or



                    (iii) the Authority or the Bond Trustee may take any action at law or in equity to collect the payments then due and thereafter to become due under the Loan Agreement or to enforce performance and observance of any obligation, agreement or covenant of GE Capital under the Loan Agreement.




                 In addition to the above remedies, GE Capital has covenanted that in case an Event of Default occurs with respect to the payment of any amount that GE Capital is required to make to the Bond Trustee under the Loan Agreement as a repayment of the loan, then, upon demand of the Bond Trustee, GE Capital shall pay to the Bond Trustee the whole amount that then shall have become due and payable, with interest, to the extent permitted by law, on the amount then overdue at the rate of interest per annum borne by the Bonds until such amount has been paid. In case GE Capital shall fail forthwith to pay such amounts upon such demand, the Bond Trustee shall be entitled to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid.


                 GE Capital's obligations under the Loan Agreement are unsecured and rank pari passu (equally and ratably) with all other unsecured and unsubordinated indebtedness of GE Capital. GE Capital's obligations under the Loan Agreement have been rated AAA by Standard & Poor's Corporation.


                 The preceding is a summary of certain provisions contained in the Loan Agreement and the Loan Agreement Indenture and is subject in all respects to the Loan Agreement and the Loan Agreement Indenture, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.



Concerning the Loan Agreement Trustee

                  Mercantile-Safe Deposit and Trust Company acts as trustee under (i) an Indenture with the Company dated as of September 1, 1982, as amended and supplemented, (ii) an Indenture with the Company dated as of March 15, 1986, as amended and supplemented and (iii) an Indenture with the Company dated as of October 1, 1991. A number of series of senior, unsecured notes of the Company are presently outstanding under each of such Indentures.

                    DESCRIPTION OF THE INDUCEMENT AGREEMENT

General

                 The Inducement Agreement contains representations, warranties and covenants with respect to the Project made by the Partnership for the benefit of the Authority, and provides an inducement to the Authority to issue the Bonds and make a loan of the Bond proceeds to GE Capital.


                 The Inducement Agreement will remain in full force and effect from the date thereof and shall continue in effect so long as any of the Bonds are outstanding or the Bond Trustee holds any moneys under the Bond Indenture, whichever is later. The Partnership's obligations under the Inducement Agreement relating to the tax status of the Bonds, indemnification and expense reimbursement shall survive the payment of the Bonds. The exchange of the Old Loan Agreement for the New Loan Agreement will not affect the validity of the Inducement Agreement or the nature of the Partnership's obligations thereunder.


Payment Obligations Under the Inducement Agreement

                 The Partnership has guaranteed to the Authority, for the benefit of the holders of the Bonds, GE Capital's obligations under the Loan Agreement to pay the principal or purchase price of, premium, if any, and interest on the Bonds and the Partnership shall pay such amounts to the Bond Trustee if the Bond Trustee has (a) declared an Event of Default under the Loan Agreement as a result of a failure by GE Capital to make any such payment and
(b) exhausted all remedies that may be exercised by the Bond Trustee under the Loan Agreement as a result of such Event of Default.


                 The Authority's rights and benefits under the Inducement Agreement (except for the rights of the Authority to receive certain payments relating to indemnification and attorneys' fees and expenses and the Authority's right to enforce certain covenants made by GE Capital for the benefit of the Authority) are assigned to the Bond Trustee as collateral for the Bonds and to provide a source of payment for the interest and principal owing by the Authority to the holders of the Bonds pursuant to the terms of the Bond Indenture.



                 The obligations of the Partnership to make the payments under the Inducement Agreement and to perform and observe the other agreements contained in the Inducement Agreement are absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim that the Partnership might otherwise have against the Authority or GE Capital.


                 The Partnership shall pay to GE Capital, to the extent of available funds, all amounts owed to GE Capital pursuant to the Partnership Loan Agreement. Such payments are not assigned as security for the benefit of the registered holders of the Bonds and neither the Authority, the Bond Trustee nor the registered holders of the Bonds shall have any right, title or interest in any such payment to GE Capital. The Partnership also is required to pay certain costs and expenses of the Bond Trustee and the Authority.



Certain Covenants of the Partnership

                 During the term of the Inducement Agreement, the Partnership covenants, among other things, as follows:

                 Construction of the Project. The Partnership has agreed to use the Bond proceeds loaned to it by GE Capital to acquire, construct and install, or to complete the acquisition, construction and installation of the Project and of all other facilities deemed necessary for the operation of the Project, substantially in accordance with the plans and specifications prepared therefor by the Partnership and approved by the Authority.

                 Maintenance of Tax-Exempt Status. The Partnership has covenanted and agreed that it has not taken or permitted to be taken and will not take or, to the extent within its control, permit to be taken any action which would cause the interest on any Bonds not to be Tax-Exempt to the holders thereof (except for any Bond held by a "substantial user" of the Project or a "related person" to such "substantial user," as such terms are defined in

Section 147 of the Code). The Partnership has further covenanted and agreed to comply with each of the undertakings required of the Partnership in the Tax Certificate.

                 Sale of Assets; Merger. The Partnership has agreed not to dissolve or dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it, except that the Partnership may combine, consolidate with, or merge into a person legally existing under the laws of any State of the United States, or permit one or more persons to consolidate with or merge into it, or sell or transfer to another person all or substantially all of its assets and thereafter to dissolve if (i) the surviving, resulting or transferee person is the Partnership or assumes all of the
Partnership's  obligations under the Inducement  Agreement,  (ii) the surviving, resulting or transferee person is a person qualified to do business in California, (iii) the surviving, resulting or transferee person shall have a net worth (as determined in accordance with generally accepted accounting principles) immediately after such consolidation, merger, sale or transfer greater than or equal to the net worth of the Partnership at the end of the fiscal quarter immediately preceding the effective date of such consolidation, sale or transfer, and (iv) the credit rating on the Bonds immediately after the effective date of consolidation, merger, sale or transfer shall be at a level equivalent to, or higher than, on the date immediately preceding such date.

                 Maintenance and Repair and Taxes. The Partnership has agreed that it will maintain the Project (i) in as reasonably safe condition as its operations permit and (ii) in good repair and good operating condition, ordinary wear and tear excepted. The Partnership has agreed to pay or cause to be paid
(a) all taxes and governmental charges which, if not paid, would become a charge on the receipts of the Project prior to or on parity with the charge thereon created under the Inducement Agreement, and (b) all utility charges and other charges levied against the Project or incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully imposed that may be secured by a lien; provided that if any such assessments or governmental charges legally may be paid in installments, the Partnership is only required to pay such installments due during the term of the Inducement Agreement and the Loan Agreement.

                 Maintenance of Insurance. The Project has agreed to keep or cause to be kept (i) the Project insured against such risks and in such amounts and for such occurrences as similar properties are usually insured by those constructing or operating properties similar to the Project by means of policies issued by reputable insurance companies doing business in California, and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Project.


                 Financial Statements. The Partnership has agreed to submit to the Bond Trustee and the Authority audited annual financial statements of the Partnership within 120 days after the close of its fiscal year.


Events of Default and Remedies

                 The  following  are  Events of  Default  under  the  Inducement
Agreement:


                      (i) failure by the Partnership, for any reason other  than
        Force Majeure, to observe or perform any covenant, condition or agreement on its part required to be observed or performed pursuant to the terms of the Inducement Agreement, where such failure continues unremedied for sixty (60) days after written notice thereof to the Partnership by the Authority or Bond Trustee, unless the Authority and the Bond Trustee shall agree in writing to an extension of such time; provided, that if the failure stated in the notice cannot be corrected within such period, the Authority and Bond Trustee will not unreasonably withhold their consent to an extension of time if corrective action is instituted within such period and diligently pursued until the default is corrected; or


                     (ii) an Act of Bankruptcy of the Partnership.

                 Remedies. Upon the occurrence and continuance of an Event of Default under the Inducement Agreement:

                      (i) the Bond Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Partnership; or



                     (ii) the Authority or the Bond Trustee may take any action at law or in equity to collect the payments then due and thereafter to become due under the Loan Agreement or to enforce performance and observance of any obligation, agreement or covenant of the Partnership under the Inducement Agreement.



                 The preceding is a summary of certain provisions contained in the Inducement Agreement and is subject in all respects to the Inducement Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


                              PLAN OF DISTRIBUTION

                  Each broker-dealer that holds Bonds for its own account must acknowledge in the Letter of Transmittal delivered to holders of the Bonds that it will deliver a prospectus in connection with any resale of such Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Bonds where such Bonds were acquired as a result of market-making activities or other trading activities. The Company will, for a period of 90 days after the Expiration Date, make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until May 7, 1994, all dealers effecting transactions in the Bonds may be required to deliver a prospectus.


                  Bonds held by broker-dealers for their own account after completion of the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Bonds. Any broker-dealer that resells Bonds after completion of the Exchange Offer and any broker or dealer that participates in a distribution of such Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                  For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents.


                                 LEGAL MATTERS

                 Certain legal matters in connection with the New Loan Agreement will be passed upon for the Company by Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, CA 94104, special California counsel for the Company.

                                    EXPERTS

                 The financial statements and schedules of General Electric Capital Corporation and consolidated affiliates as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                      APPENDIX A


                              CERTAIN DEFINITIONS

                 Unless the context otherwise requires, the following terms shall, for the purposes of this Prospectus, have the meanings herein specified, as follows:

         "Act of Bankruptcy" shall mean any of the following with respect to any person (A) the commencement by such party of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or (B) the filing of a petition with a court having jurisdiction over such party under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, which has not been discharged or stayed within sixty (60) days, or (C) the admission of such party in writing of its inability to pay its debts generally as they become due, or
(D) the appointment of a receiver, a trustee or a liquidator of such party in any proceeding brought against such party, or (E) the assignment by such party for the benefit of its creditors, or (F) the entry by such party into an agreement of composition with its creditors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Force Majeure" shall mean strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the party claiming Force Majeure, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of such party and such party shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course of action is, in the judgment of the party claiming Force Majeure, unfavorable to it.

         "Interest Rate Period" shall mean either a Weekly Interest Rate Period or a Term Interest Rate Period.

         "Moody's" shall mean Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of September 1, 1993, by and among GE Capital and the Initial Purchasers.


         "S&P" shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns.


         "Series" shall mean any series of Bonds issued pursuant to the Bond Indenture.

         "Tax Certificate" shall mean the Tax Certificate and Agreement with respect to the Bonds, dated October 1, 1993, by and among the Authority, GE Capital and the Partnership, as amended in accordance with its terms.

         "Tax-Exempt" means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

         "Term Interest Rate" shall mean a fixed rate of interest on a Series of Bonds.

         "Term Interest Rate Period" shall mean each period during which a Term Interest Rate is in effect.

         "Weekly Interest Rate" shall mean a variable interest rate on a Series of Bonds established weekly.

         "Weekly Interest Rate Period" shall mean each period during which Weekly Interest Rates are in effect.

- --------------------------------------------------------------------------------
  No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by GE Capital or by any agent, underwriter or dealer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of GE Capital since dates as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or is to any person to whom it is unlawful to make such offer or solicitation.


                         ---------------



                        TABLE OF CONTENTS
                                                               Page
                                                               ----

Available Information.......................................     2
Documents Incorporated by Reference.........................     2
Introduction................................................     2
General Electric Capital Corporation........................     3
Use of Proceeds.............................................     3
The Exchange Offer..........................................     4
Certain Federal Income Tax Consequences of
  the Exchange Offer........................................     7
Description of the Loan Agreement...........................     7
Description of the Inducement Agreement.....................    10
Plan of Distribution........................................    12
Legal Matters...............................................    12
Experts.....................................................    12


================================================================================


                                GENERAL ELECTRIC
                              CAPITAL CORPORATION


                           Offer to exchange its new
                       $55,000,000 principal amount Loan
                    Obligation, including interests therein,
                         to the California Alternative
                                 Energy Source
                              Financing Authority,
                        which has been registered under
                        the Securities Act of 1933, for
                      its old $55,000,000 principal amount
              Loan Obligation, including interests therein, to the
                         California Alternative Energy
                           Source Financing Authority




                                ---------------
                                   PROSPECTUS
                                ---------------






                                March      , 1994
                                       ---



================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.  Indemnification of Directors and Officers.

                 Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

                 a. If a director or officer is made or threatened to be made a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

                 b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                 c. A director or officer that has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subparagraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

                 The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

                 The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 21.  Exhibits.


     Exhibit
     Number                                  Description
     ------                                  -----------
       *4(a)        Loan Agreement.
       *4(b)        Form of New Loan Agreement.
       *4(c)        Inducement Agreement.
       *4(d)        Registration Rights Agreement.
      **4(e)        Form of Loan Agreement Indenture.
       *5           Opinion and Consent of special  California  counsel  for the
                    Company.
      *12           Computation of ratio of earnings to fixed charges.
      *23(a)        Consent of  Pillsbury  Madison & Sutro,  special  California counsel for the Company, is included in its opinion referred to in Exhibit 5 above.
      *23(b)        Consent of KPMG Peat Marwick   (contained in Part II of this
                    Registration Statement).
      *24           Powers of Attorney.
     **25(a)        Forms T-1 Statement of Eligibility  and  Qualification under the Trust Indenture Act of 1939 of  Mercantile-Safe  Deposit
                    and Trust Company in  respect  of  the  Indenture  filed  as
                    Exhibit 4(e).
      *99           Form of Letter of Transmittal
- ----------------------



*        Previously filed.
**       Filed herewith.

Item 22.  Undertakings.

                 The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (1) each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 2nd day of March, 1994.

                                  General Electric Capital Corporation

                                  By /s/ JAMES A. PARKE
                                     --------------------------------
                                     Title:  Senior Vice President, Finance


                 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





                   Signature                                Title                                    Date
                   ---------                                -----                                    ----

                                                 Chairman of the Board,              \
                                                    President and Chief              |
                                                    Executive Officer                |
                       *                            (Principal Executive             |
- ---------------------------------------------       Officer)                         |
                (Gary C. Wendt)                                                      |
                                                                                     |
                                                 Senior Vice President,              |
                                                    Finance (Principal               |
              /s/ JAMES A. PARKE                    Financial and Accounting         |
- ---------------------------------------------       Officer) and Director            |
               (James A. Parke)                                                      |
                                                                                     |
                                                                                     |
                                                 Senior Vice President               |
                       *                            Corporate Treasury and           |
- ---------------------------------------------       Global Funding Operation         >    March  2, 1994
              (Jeffrey S. Werner)                                                    |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
             (Nigel D.T. Andrews)                Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
                (James R. Bunt)                  Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
- ---------------------------------------------                                        |
            (Michael A. Carpenter)               Director                            |
                                                                                     /



                   Signature                                Title                                    Date
                   ---------                                -----                                    ----

                       *                                                             \
- ---------------------------------------------                                        |
             (Dennis D. Dammerman)               Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                                                                                     |
- ---------------------------------------------                                        |
                (Paolo Fresco)                   Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
          (Benjamin W. Heineman, Jr.)            Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
           (Burton J. Kloster, Jr.)              Director                            |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
               (Hugh J. Murphy)                  Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
               (Denis J. Nayden)                 Director                            >    March  2, 1994
                                                                                     |
                                                                                     |
                                                                                     |
                                                                                     |
- ---------------------------------------------                                        |
               (John M. Samuels)                 Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
              (Edward D. Stewart)                Director                            |
                                                                                     |
                                                                                     |
                                                                                     |
                       *                                                             |
- ---------------------------------------------                                        |
             (John F. Welch, Jr.)                Director                            |
                                                                                     /



                   Signature                      Title              Date
                   ---------                      -----              ----

*By /s/ JAMES A. PARKE
    -------------------------------------
               (James A. Parke)
               Attorney-in-fact


                               CONSENT OF COUNSEL


              The consent of Pillsbury Madison & Sutro, special California counsel for the Company, to the reference to such counsel under Legal Matters in the Prospectus, and to the use of its opinion as an Exhibit to the Registration Statement, is included in said opinion.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


              We consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated February 12, 1993 relating to the financial statements and schedules of the Company and consolidated affiliates as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

              We further consent to the reference to our firm under Experts in the Prospectus.



                               KPMG Peat Marwick



Stamford, Connecticut
December 20, 1993

                                 EXHIBIT INDEX

     Exhibit
     Number                      Description                               Page
     ------                      -----------                               ----
       *4(a)  Loan Agreement.
       *4(b)  Form of New Loan Agreement.
       *4(c)  Inducement Agreement.
       *4(d)  Registration Rights Agreement.
      **4(e)  Form of Loan Agreement Indenture.
       *5     Opinion and Consent of special  California  counsel  for the
              Company.
      *12     Computation of ratio of earnings to fixed charges.
      *23(a)  Consent of  Pillsbury  Madison & Sutro,  special  California counsel for the Company, is included in its opinion referred to in Exhibit 5 above.
      *23(b)  Consent of KPMG Peat Marwick   (contained in Part II of this
              Registration Statement).
      *24     Powers of Attorney.
     **25(a)  Forms T-1 Statement of Eligibility and  Qualification  under the Trust Indenture Act of 1939 of  Mercantile-Safe  Deposit
              and Trust Company in  respect  of  the  Indenture  filed  as
              Exhibit 4(e).
      *99     Form of Letter of Transmittal
- ----------------------


*        Previously filed.
**       Filed herewith.